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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 27, 2012, relating to the consolidated financial statements and financial statement schedules of Vornado Realty Trust (which report contains an unqualified opinion and includes an explanatory paragraph relating to a change in method of presenting comprehensive income), and the effectiveness of Vornado Realty Trust's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
April 9, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM